                                                                     EXHIBIT 5.1



                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                                October 8, 1998



Host Marriott, L.P.
10400 Fernwood Road
Bethesda, Maryland  20817



Ladies and Gentlemen:

          We are acting as counsel to Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering of up to (i) 18,603,677 units of limited partnership interest (the "OP Units") in connection with the Operating Partnership's proposed acquisition by merger (a "Merger") of up to eight limited partnerships (the "Partnerships") of which Host Marriott Corporation ("Host") or one of its subsidiaries is the general partner and (ii) $247,971,597 of 6.56% Callable Notes due December 15, 2005 (the "Notes"), in exchange for OP Units in connection with the Mergers. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement, which includes the Prospectus/Consent Solicitation Statement (the "Consent Solicitation"), as filed with the Commission on the date hereof.

          2. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the State of the State of Delaware on September 29,1998, and by the Secretary of HMC Real Estate LLC, a Delaware limited liability

Host Marriott, L.P.
October 8, 1998
Page 2


               company ("HRE LLC"), as sole general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

          3. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated August 6, 1998, as certified by the Secretary of HRE LLC, as sole general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

          4. The Form of Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

          5. The Unanimous Consent of the Board of Managers of HRE LLC, as sole general partner of the Operating Partnership, adopted on September 28, 1998, as certified by the Secretary of HRE LLC on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the OP Units and the Notes and arrangements in connection therewith.

          6. The Certificate of Formation of HRE LLC, as certified by the Secretary of the State of the State of Delaware on September 29, 1998, and as certified by the Secretary of HRE LLC on the date hereof as then being complete, accurate and in effect.

          7. The Operating Agreement of HRE LLC, as certified by the Secretary of HRE LLC on the date hereof as then being complete, accurate and in effect.

          8. The Form of the Agreement and Plan of Merger to be entered into by and among the HMC Merger Corporation, a Maryland corporation, the Operating Partnership, a to-be-formed Delaware limited partnership that will be an indirect wholly owned subsidiary of the Operating Partnership and each of the Partnerships (collectively, the "Agreements and Plans of Merger").

          9. The Form of Indenture between the Operating Partnership, as Issuer, and Marine Midland Bank, as Indenture Trustee (the "Indenture").

Host Marriott, L.P.
October 8, 1998
Page 3


          10. Form of 6.56% Callable Notes due December 15, 2005, of the Operating Partnership to be issued pursuant to the Indenture.

          In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications of public officials and corporate officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable Delaware law with respect to the opinion expressed in paragraph (a) and New York contract law with respect to the opinions expressed in paragraph (b) (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with securities (or "blue sky") laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a) Following (i) due execution and delivery by the parties thereto of the Agreements and Plans of Merger, (ii) effectiveness of the Registration Statement, (iii) effectiveness of the Mergers and
               (iv) issuance of the OP Units in accordance with the terms described in the Registration Statement and in the Agreements and Plans of Merger, the OP Units will be validly issued, fully paid and nonassessable.

          (b) Following (i) due execution and delivery by the parties thereto of the Agreements and Plans of Merger, (ii) effectiveness of the Registration Statement, (iii) effectiveness of the Mergers, (iv) issuance of the OP Units in accordance with the terms described in the Registration Statement and in the Agreements and Plans of Merger, (v) election by limited partners in the Partnerships to exchange OP Units issued in the Mergers for Notes, (vi) execution and delivery of the Indenture by the parties

Host Marriott, L.P.
October 8, 1998
Page 4


               thereto, and (vii) execution, authentication, issuance and delivery of the Notes in exchange for such OP Units in accordance with the terms of the Indenture and as described in the Registration Statement, the Notes will constitute binding obligations of the Operating Partnership, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Notes are considered in a proceeding in equity or at law).

          We assume for purposes of the opinion expressed in Paragraph (b) that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          The opinion expressed in Paragraph (b) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraph (b), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Consent Solicitation. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,




                                    HOGAN & HARTSON L.L.P.